SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule14a-12

AF Financial Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 8, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of AF Financial Group, which will be held on November 1, 2004 at 6:00 p.m., local time, at the executive offices of AF Financial Group, 21 East Ashe Street, West Jefferson, North Carolina 28694.

The attached Notice of the 2004 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of AF Financial Group, as well as a representative of Dixon Hughes PLLC, the independent auditors for the fiscal year ending June 30, 2004, are expected to be present at the Annual Meeting to respond to appropriate questions.

The Board of Directors of AF Financial Group has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of AF Financial Group and its shareholders and unanimously recommends a vote “FOR” each of these matters.

Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and the employees of AF Bank, AF Insurance Services, Inc., AF Brokerage, Inc. and AF Financial Group, we thank you for your continued support.

Sincerely yours,

/s/ Jimmy D. Reeves
Jimmy D. Reeves Chairman of the Board

AF FINANCIAL GROUP

21 EAST ASHE STREET

WEST JEFFERSON, NORTH CAROLINA 28694

(336) 246-4344

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Date:	Monday, November 1, 2004
Time:	6:00 p.m.
Place:	21 East Ashe Street
West Jefferson, North Carolina 28694

At our Annual Meeting we will ask you to:

•	Elect three directors to serve for a three-year term;

•	Ratify the appointment of Dixon Hughes PLLC as independent auditors for the fiscal year ending June 30, 2005; and

•	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting if you were a shareholder of AF Financial Group at the close of business on September 17, 2004, the record date.

By Order of the Board of Directors,

/s/ Melanie Paisley Miller
Melanie Paisley Miller
Acting Chief Executive Officer,
Secretary, Treasurer and Chief Financial Officer

West Jefferson, North Carolina

October 8, 2004

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

GENERAL INFORMATION

General

We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about October 8, 2004 to all shareholders entitled to vote. If you owned AF Financial Group’s common stock at the close of business on September 17, 2004, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,049,838 shares of common stock outstanding.

AsheCo, MHC is the majority owner of AF Financial Group, and, as of September 17, 2004, the record date, owns 538,221 shares of common stock of AF Financial Group which constitutes approximately 51.3% of the total issued and outstanding common stock of AF Financial Group.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock of AF Financial Group entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of AF Financial Group’s common stock that you owned as of record at the close of business on September 17, 2004. As provided in AF Financial Group’s Federal Stock Charter, if you beneficially own in excess of 10% of the outstanding shares of common stock, you will not be entitled to a vote for each of the excess shares. A person or entity beneficially owns shares if an affiliate or associate owns the shares or if a person acting in concert with that person or entity owns the shares. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation would include a broker’s statement, letter, or other document that will confirm your ownership of shares of AF Financial Group.

Vote Required

Proposal 1: Elect Three Directors	The three nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Auditors	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Dixon Hughes PLLC as AF Financial Group’s independent auditors. If you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” Here is the effect of a “broker non-vote”:

•	Proposal 1: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

•	Proposal 2: Ratify Appointment of Independent Auditors. A broker non-vote would have no effect on the outcome of this proposal.

Vote by MHC

As indicated above and under “Security Ownership of Certain Beneficial Owners,” AsheCo, MHC owns approximately 51.3% of the shares of common stock entitled to vote at the Annual Meeting. AsheCo, MHC has indicated to AF Financial Group that it intends to vote its shares of common stock “FOR” the election of AF Financial Group’s nominees for director and “FOR” the ratification of the appointment of the independent auditors, thereby ensuring a quorum at the Annual Meeting, the likelihood of the election of such nominees, and the ratification of the appointment of the independent auditors.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	Filing with the Secretary of AF Financial Group a letter revoking the proxy;

•	Submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies

AF Financial Group will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of AF Financial Group may solicit proxies by:

•	mail;

•	telephone; and

•	other forms of communication.

We will also reimburse persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, for the expenses they incur in forwarding the proxy materials to and obtaining proxies from such beneficial owners.

Obtaining an Annual Report on Form 10-KSB

Annual Reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from AF Financial Group’s internet site, www.afgrp.com, by clicking on “About Us” on the homepage, proceeding to “Investor Information” and then to “Reports filed with the SEC.”

If you would like a copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, which we have filed with the Securities and Exchange Commission, we will send you one (without exhibits) free of charge. Please write to:

Ms. Melanie P. Miller

Acting Chief Executive Officer,

Secretary, Treasurer and

Chief Financial Officer of AF Financial Group

21 East Ashe Street

P.O. Box 26

West Jefferson, North Carolina 28694-0026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of AF Financial Group

The following table contains common stock ownership information for persons known to AF Financial Group to “beneficially own” 5% or more of AF Financial Group’s common stock as of June 30, 2004. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the SEC and with AF Financial Group. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Common Stock, $.01 par value	AsheCo, MHC 21 East Ashe Street West Jefferson, NC 28694	538,221	51.3%

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of AF Financial Group’s common stock beneficially owned by each director and executive officer, and all directors, as a group, together with the executive officer of AF Financial Group, as of September 17, 2004. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Name	Position	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding(3)
Melanie Paisley Miller	Acting Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer	17,594		1.7%
Jan R. Caddell	Director, Vice Chairman of the Board of Directors, Lead Director	8,269	(4)	*
Kenneth R. Greene	Director	7,349		*
Claudia L. Kelly, Ph.D.	Director	—		*
Wayne R. Burgess	Director	8,528	(5)	*
Donald R. Moore	Director	460		*
Jimmy D. Reeves	Director, Chairman of the Board of Directors	9,550	(6)	*
Jerry L. Roten	Director	7,149	(7)	*
Michael M. Sherman	Director	853		*
John D. Weaver	Director	8,269	(8)	*

All directors and executive officers as a group (10 persons)		103,307		9.8%

* Less than one percent of outstanding common stock of AF Financial Group.	(footnotes begin on following page)

(1)	The figures shown for Ms. Miller include 1,391 shares held in trust by AF Bank, as trustee, pursuant to the Employee Stock Ownership Plan of AF Bank (“ESOP”), which shares have been allocated to the account of Ms. Miller under the ESOP and as to which she has sole voting power, but no investment power, except in limited circumstances. The figure shown for all directors and executive officer as a group includes the shares allocated to the account of Ms. Miller under the ESOP. Such figure also includes (a) 28,244 shares allocated to the accounts of other participants in the ESOP, as to which AF Bank, as the ESOP trustee, and AF Bank’s Compensation Committee (consisting of Messrs. Greene, Burgess and Roten), which serves as the ESOP Committee, has no voting power and shared investment power, and (b) 7,042 shares that have not been allocated to participants’ accounts under the ESOP, as to which the executive officer has shared voting power, but no investment power, except in limited circumstances, the ESOP trustee has shared voting and investment power and the ESOP Committee has no voting power and shared investment power. Except for the shares allocated to their individual account, the executive officer disclaims beneficial ownership of the shares held in the ESOP, and each member of the Board of Directors disclaims beneficial ownership of the shares held in the ESOP.
(2)	Includes 969 shares of common stock which may be acquired by each outside director pursuant to vested options granted to them under the Ashe Federal Bank 1997 Stock Option Plan (the “Stock Option Plan”), except for Mr. Reeves and Mr. Sherman who have vested options to acquire 387 and 193 shares of common stock, respectively, Mr. Moore and Dr. Kelley who do not have any stock options. Also includes 3,895 shares of common stock which Ms. Miller may acquire pursuant to vested options granted under the Stock Option Plan.
(3)	Percentages with respect to each person or group of persons have been calculated on the basis of 1,049,838 shares of common stock, the total number of shares of AF Financial Group’s common stock outstanding as of September 17, 2004, plus the number of shares of common stock which such person or group has the right to acquire within 60 days after September 17, 2004.
(4)	Includes 5,000 shares held jointly with Mr. Caddell’s spouse.
(5)	Includes 5,000 shares held jointly with Mr. Burgess’s spouse and 50 shares held as custodian for a minor child.
(6)	Includes 400 shares held by Mr. Reeves’s spouse and 500 shares held as custodian for his minor children.
(7)	Includes 5,000 share held jointly with Mr. Roten’s spouse.
(8)	Includes 5,000 shares held jointly with Mr. Weaver’s spouse.

DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Nominating Committee has nominated three persons for election as directors at the Annual Meeting. Each nominee is currently serving on AF Financial Group’s Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2007, or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company
Jimmy D. Reeves	55	2001	2004	Director, Chairman of the Board
Jerry L. Roten	58	1992	2004	Director
Michael M. Sherman	44	2001	2004	Director

Continuing Directors
Wayne R. Burgess	63	1989	2005	Director
Donald R. Moore	50	2001	2005	Director
John D. Weaver	81	1990	2005	Director
Jan R. Caddell	64	1981	2006	Director, Vice Chairman of the Board, Lead Director
Claudia L. Kelley, Ph.D.	52	2003	2006	Director
Kenneth R. Greene	56	1988	2006	Director

(1)	As of June 30, 2004.
(2)	Includes term as a director of AF Bank.

The principal occupation and business experience of each nominee for election as director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees for Election as Director

Jimmy D. Reeves is a partner at the law firm of Vannoy & Reeves, PLLC. He has served in this capacity since 1975 has been Chairman of the Board since July 2004. Mr. Reeves is also the Vice President of Yadkin Valley Pontiac-Buick-Oldsmobile-GMC, Inc. He also serves in various capacities for several real estate development businesses.

Jerry L. Roten has served as the Clerk of the Superior Court of Ashe County for the past 18 years.

Michael M. Sherman is President and CEO of Zibra, LLC a consumer products company. He has served in this position since 2003. Mr. Sherman served as President of Pentair Accessory Group, a division of the Pentair Tools Group, from 2002 to 2003. Mr. Sherman served as President of the Oldham Company from 1992 to 2003.

Continuing Directors

Wayne R. Burgess is a part-owner, Vice President and Manager of Burgess Furniture of West Jefferson, North Carolina, positions he has held for over 34 years.

Donald R. Moore owns and operates a McDonald’s Restaurant in West Jefferson, North Carolina. Mr. Moore has served in such capacity since 1995.

John D. Weaver is Vice-President of Weaver Tree Farm, Inc., a retail and wholesale Christmas tree farm. Mr. Weaver has served in such capacity for over seven years.

Jan R. Caddell is President and General Manager of Caddell Broadcasting, Inc. and its commercial radio station, WKSK. Mr. Caddell has served in such positions since 1978.

Claudia L. Kelley, Ph.D. is a certified public accountant and an Associate Professor of Accounting at Appalachian State University. She has a number of years experience in tax, audit, and industry. Dr. Kelley received a Bachelor of Science in accounting from Waynesburg College, a Masters of Accountancy from the University of Illinois, and a Ph.D. and Masters of Taxation from the University of Alabama.

Kenneth R. Greene has over 24 years experience in the concrete sales and building-supply business, and he is currently the principal owner of Builders Mart of Ashe, Inc.

The Board of Directors unanimously recommends a vote “For” all of the nominees for election as directors.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

AF Financial’s Board of Directors currently consists of nine members. AF Financial’s Federal Stock Charter and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of AF Financial. AF Financial’s executive officer and management oversee the day-to-day operations of AF Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. The directors also discuss business and other matters with the Chairman of the Board, Acting Chief Executive Officer, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

AF Financial’s Board of Directors held 13 regular meetings during the fiscal year ended June 30, 2004. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

The Board of Directors of AF Financial maintains committees, the nature and composition of which are described below.

Nominating and Corporate Governance Committee. In 2004, the Nominating and Corporate Governance Committee was comprised of Directors Caddell, Sherman and Reeves. The Nominating and Corporate Governance Committee met 7 times in the 2004 fiscal year.

All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The Committee also considers nominees for election as directors, including written shareholder(s) nominations that comply with the notice procedures set forth in AF Financial’s Bylaws. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.afgrp.com.

In accordance with AF Financial’s Bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of AF Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of AF Financial (the “Secretary”). To be timely, a shareholder’s notice must be delivered to or received by the Secretary no later than five (5) days prior to the date of the annual meeting. The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with AF Financial’s Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about AF Financial’s director nomination requirements, please see AF Financial’s Bylaws.

It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. AF Financial does not pay a fee to any third party to identify or evaluate nominees.

Jimmy D. Reeves, Jerry L. Roten and Michael M. Sherman were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of June 30, 2004, the Committee had not received any shareholder recommendations for nominees in connection with the 2004 Annual Meeting.

Compensation Committee. The Compensation Committee meets periodically to review the performance of and to make recommendations to the Board regarding the compensation of AF Financial’s executive officers and directors. The Committee is responsible for all matters regarding compensation and benefits issues for the executive officers. Directors Greene, Burgess and Roten serve as members of the Committee. All members of the Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met 5 times in the 2004 fiscal year. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our web site.

Audit Committee. The Audit Committee oversees and monitors AF Financial’s financial reporting process and internal control system, reviews and evaluates the audit performed by AF Financial’s outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee also reviews and approves all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee. Directors Kelley, Moore and Weaver serve as members of the Audit Committee. All members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Board believes that Director Kelly qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors. The Audit Committee met 12 times in the 2004 fiscal year.

Audit Committee Report

AF FINANCIAL GROUP’S AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of AF Financial Group and the financial statements of AF Financial Group.

The Audit Committee reviewed with AF Financial Group’s internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of AF Financial Group’s internal controls and the overall quality of AF Financial Group’s financial reporting process.

The Audit Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of AF Financial Group as of and for the year ended June 30, 2004, with management and the independent accountants. Management has the responsibility for the preparation of AF Financial Group’s consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

The Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Dixon Hughes PLLC (“Dixon”). The Audit Committee has also received the written disclosures and the letter from Dixon required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Dixon its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of AF Financial Group that the audited financial statements be included in AF Financial Group’s Annual Report on Form 10-KSB for the year ended June 30, 2004.

Audit Committee of AF Financial Group

John D. Weaver (Chairman)
Donald R. Moore
Claudia L. Kelley, Ph.D.

Principal Accountant Fees and Services

During the fiscal year ended June 30, 2003, AF Financial Group retained and paid Larrowe & Company, PLC to provide audit and other services as follows:

Audit Fees
Audit	$61,448
Audit Related Fees	$1,352
Tax Fees	$6,758
All Other Fees	$0

TOTAL	$69,558

During the fiscal year ended June 30, 2004, AF Financial Group retained and paid Dixon Hughes PLLC to provide audit and other services as follows:

Audit Fees
Audit	$56,500
Audit Related Fees	$1,873
Tax Fees	$13,240
All Other Fees	$0

TOTAL	$71,613

Audit Committee Preapproval Policy

Preapproval of Services. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for AF Financial Group by its independent auditor, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•	The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by AF Financial Group to its auditor during the fiscal year in which the services are provided;

•	Such services were not recognized by AF Financial Group at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

The Audit Committee approved all services performed by Dixon Hughes PLLC pursuant to the policies outlined above.

Directors’ Compensation

Director’s Fees. Currently, each non-employee director of AF Financial Group receives an annual retainer of $5,000 if the director attends a minimum of 75% of the aggregate number of Board and committee meetings called during the year. Each non-employee director also receives fees of $600 per month and $250 per committee meeting attended. In addition, the chairman of each committee receives $50 per committee meeting attended. Total fees paid for fiscal 2004 were $87,300.

Retirement Plans. AF Financial Group adopted a nonqualified Retirement Plan for Board Members of AF Financial Group (the “Directors’ Retirement Plan”), which provide benefits to each eligible outside director commencing on his termination of Board service at or after age 65. Each outside director automatically becomes a participant in the Directors’ Retirement Plan. An eligible outside director retiring at or after age 65 will be paid an annual retirement benefit equal to the annual rate of retainer paid to outside directors immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an outside director (including service as a director or trustee of AF Financial Group or any predecessor) not in excess of 10 years and the denominator of which is 10. An individual who terminates Board service after having served as an outside director for 10 years may elect to begin collecting benefits under the Directors’ Retirement Plan at or after attainment of age 55, but the annual retirement benefits payable to him will be reduced pursuant to the Directors’ Retirement Plan’s early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. Benefits are generally paid for a fixed period of 10 years, but a director may elect to convert such benefit to a single life or joint and survivor annuity based on actuarial factors specified in the Directors Retirement Plan. Upon a change in control, participants will receive an immediate lump sum distribution of a benefit that is the actuarial equivalent of a single life annuity providing an annual payment equal to the annual rate of retainer paid to outside directors immediately prior to the change of control multiplied by a fraction, the numerator of which is the director’s year of service not in excess of 10 and the denominator of which is 10.

Recognition and Retention Plan and Stock Option Plan. In addition, AF Financial Group’s directors are eligible to participate in the Stock Option Plan and Recognition and Retention Plan. These stock benefit plans are discussed under “Certain Employee Benefit Plans and Employment Agreements,” “Stock Option Plan” and “Recognition and Retention Plan.”

Shareholder Communications with the Board of Directors

Shareholders may communicate in writing with the Board of Directors or any individual director(s) by sending such written communication to the following address:

Melanie Paisley Miller
Corporate Secretary
AF Financial Group
21 East Ashe Street
P.O. Box 26
West Jefferson, North Carolina 28694-0026

Any written communications received will be forwarded to the Board or the appropriate director(s).

Attendance at Annual Meetings

AF Financial Group encourages, but does not require, the attendance of the members of the Board at its Annual Meetings. The number of directors who attended the 2003 Annual Meeting was 9.

Executive Officers

The following individual is an executive officer of AF Financial Group and holds the offices set forth opposite her name.

Name	Age	Positions Held
Melanie Paisley Miller	33	Acting Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer

The Board of Directors elects the executive officers of AF Financial Group annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. AF Financial Group has entered into Employment Agreements with its executive officer which sets forth the terms of her employment. See “Certain Employee Benefit Plans and Employment Agreements.”

Biographical information of the executive officer of AF Financial Group who is not a director is set forth below.

Melanie Paisley Miller has served as Acting Chief Executive Officer since July 2004 and Secretary, Treasurer and Chief Financial Officer of AF Financial Group since 1998. Ms. Miller previously served as Secretary and Treasurer of AF Bank from August 1995 to April 1996, at which time her title was changed to Senior Vice President, Secretary, Treasurer and Chief Financial Officer of AF Bank. On July 1, 1998, Ms. Miller’s title was changed to Executive Vice President, Secretary, Treasurer and Chief Financial Officer of AF Financial Group. Ms. Miller served as corporate secretary of AF Bank from July 1994 to August 1995, and as an administrative assistant from March 1994 to July 1994. Ms. Miller is also a Certified Public Accountant.

Executive Compensation

The following table sets forth the compensation paid by AF Financial Group and its subsidiaries for services rendered in all capacities during the fiscal years ended June 30, 2004, 2003 and 2002 to the Acting Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of AF Financial Group and the former President and Chief Executive Officer.

Summary Compensation Table

							Long Term Compensation
	Annual Compensation						Awards		Payouts	All Other Compensation ($)
Name and Principal Positions	Year	Salary ($)(1)		Bonus($)		Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Options (#)	LTIP Payouts ($)
Melanie Paisley Miller Acting Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer	2004 2003 2002	$ $ $	105,000 95,000 94,561	$ $ $	10,000 10,000 11,000	— — —	— — —	— — —	— — —	$ $ $	6,381 6,512 8,392	(4)

James A. Todd(3)	2004 2003 2002	$ $ $	146,439 139,466 132,825	$ $ $	20,000 20,000 20,000	— — —	— — —	— — —	— — —	$ $ $	6,811 8,088 7,801	(4)

(1)	Includes amounts, if any, deferred pursuant to Section 401(k) of the Code under AF Bank’s 401(k) Plan.
(2)	AF Financial Group provides its executive officers with non-cash benefits and perquisites. AF Financial Group believes that the aggregate value of these benefits for fiscal 2004 did not, in the case of any named executive officer, exceed $50,000 or 10% of the aggregate salary and bonus reported for him or her in the Summary Compensation Table.
(3)	Mr. Todd served as President and Chief Executive Officer until July 8, 2004, when he was terminated for cause by the Board. Mr. Todd resigned from the Board of Directors on September 24, 2004.
(4)	For Ms. Miller and Mr. Todd, respectively, this figure includes (i) $378 and $450, representing the dollar value of premiums paid by AF Bank with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the executive officers; (ii) an allocation with a total market value of $2,498 and $3,661 as of June 30, 2004; and (iii) a matching contribution of $3,505 and $2,700 for fiscal year ended June 30, 2004 under the 401(k) plan for the benefit of the executive officers.

Certain Employee Benefit Plans and Employment Agreements

Employment Agreements. AF Bank and AF Financial Group are parties to a parallel Employment Agreement with Ms. Miller (the “Senior Executive”). The Employment Agreement establishes the respective duties and compensation of the Senior Executive and is intended to ensure that AF Bank and AF Financial Group will be able to maintain a stable and competent management base. The continued success of AF Bank and AF Financial Group depends to a significant degree on the skills and competence of the Senior Executive.

The Employment Agreement provides for a three-year term. The Employment Agreement provides that, prior to the first anniversary of the Agreement’s effective date and each anniversary of such date thereafter, the Board of Directors may, with the Senior Executive’s concurrence, extend the Employment Agreement for an additional year, so that the remaining terms shall be three years, after conducting a performance evaluation of the Senior Executive. The Employment Agreement provides that the Senior Executive’s base salary will be reviewed annually. This review is performed by the Compensation Committee of the Board in the case of the Acting Chief Executive Officer. The Senior Executive’s base salary may be increased on the basis of her job performance and the overall performance of AF Bank and AF Financial Group. The Senior Executive may receive a bonus based upon achievement of prescribed performance criteria. In addition to base salary, the Employment Agreement provides for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as fees for club and organization memberships deemed appropriate by AF Bank, AF Financial Group and the Senior Executive. The Employment Agreement provides for termination by AF Bank or AF Financial Group at any time for cause as defined in the Employment Agreement. In the event AF Bank and AF Financial Group choose to terminate the Senior Executive’s employment for reasons other than for cause, or in the event of the Senior Executive’s resignation from AF Bank and AF Financial Group upon:

•	the Board’s or the shareholder’s failure to re-appoint, elect or re-elect the Senior Executive to her current offices;

•	a material change in the Senior Executive’s compensation, functions, duties or responsibilities;

•	a “change of control” as defined in the Employment Agreement;

•	a material breach of the Employment Agreement by AF Bank, AF Financial Group, the Senior Executive; or

•	in the event of death, her beneficiary is entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of AF Bank, AF Financial Group, or the MHC during the remaining terms of the Employment Agreements.

AF Bank and AF Financial Group would also continue the Senior Executive’s life, health and disability insurance coverage for the remaining term of the Employment Agreement. The Employment Agreement has restrictions on the dollar amount of compensation and benefits payable to a Senior Executive in the event of termination following a “change in control.” In general, for purposes of the Employment Agreement and the plans maintained by AF Bank and AF Financial Group, a “change in control” will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as common stock of AF Financial Group, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of AF Bank or AF Financial Group. Cash and benefits paid to a Senior Executive under the Employment Agreement together with payments under other benefit plans following a “change in control” of AF Financial Group or AF Bank may constitute an “excess parachute payment” under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to AF Financial Group or AF Bank. As a result, no payments or benefits will be paid to a Senior Executive following a “change in control” to the extent such payments would constitute an “excess parachute payment” under Section 280G of the Code. AF Bank and AF Financial Group previously maintained an identical employment agreement with Mr. Todd. This agreement was terminated for cause on July 8, 2004.

Salary Continuation Agreement. AF Financial Group has entered into a Salary Continuation Agreement with the Senior Executive. Under this agreement, Ms. Miller is guaranteed monthly payments equal to $5,532, after retirement for a period of forty-three years. The amount of these payments may be increased for service to AF Financial Group after the retirement date for the Senior Executive (as defined in the agreements). This agreement also provides for benefits upon death, disability, a change of control and early retirement. AF Financial Group previously maintained a similar agreement with Mr. Todd which would have provided monthly payments of $9,228 after retirement, for a period of fifteen years. This agreement was terminated for cause on July 8, 2004.

Employee Stock Ownership Plan and Trust. AF Financial Group has established and adopted, for the benefit of eligible employees, an ESOP and related trust. All salaried employees of AF Bank, AF Financial Group and subsidiaries are eligible to become participants in the ESOP. The ESOP purchased 36,942 shares of common stock issued in connection with the MHC Reorganization and Offering. In order to fund the ESOP’s purchase of such common stock, the ESOP borrowed funds from an unaffiliated lender equal to the balance of the aggregate purchase price of the common stock. This loan is for a term of six years, bears interest at the prime rate minus one-half of one percent, and calls for level annual payments of principal plus accrued interest designed to amortize the loan over its term. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan, and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participants’ compensation for the year of allocation.

The ESOP Committee, which is currently comprised of members of the Compensation Committee, may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The ESOP may purchase additional shares of common stock in the future.

Stock Option Plan

The Stock Option Plan was adopted by the Board of Directors of AF Bank and approved by AF Bank’s shareholders at the 1997 Annual Meeting. AF Financial Group assumed sponsorship of the Stock Option Plan pursuant to the Plan of Reorganization on the effective date of the Reorganization. The purpose of the Stock Option Plan continues to be to promote the growth of AF Financial Group, AF Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of AF Financial Group. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. AF Financial Group has reserved an aggregate of 21,707 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

The following table sets forth the number and value of unexercised stock options held by Ms. Miller and Mr. Todd. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on the last trading day of the fiscal year ended June 30, 2004 fiscal year end for AF Financial Group. On that date, the price was $16.50 per share, based on the closing price of AF Financial Group’s common stock as reported on the OTC Bulletin Board. Since the exercise price of the options held by Ms. Miller and Mr. Todd was higher than the market value of AF Financial Group common stock, none of the options were in-the-money at fiscal year-end. No stock options were exercised by Ms. Miller or Mr. Todd during the fiscal year ended June 30, 2004. As of the date of the proxy, Mr. Todd no longer has any stock options under the Stock Option Plan. The table below reflects stock options as of June 30, 2004.

Aggregated Options/Exercises in 2004 Fiscal Year and 2004 Fiscal Year-End Options

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(1) ($) Exercisable/Unexercisable
Melanie Paisley Miller Acting Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer	3,895/0	N/A
James A. Todd(2)	7,134/0	N/A

(1)	The closing price per share of common stock on June 30, 2004 was $16.50, and all options have an exercise price of $18.50 per share, and as such, all options are “out-of-the-money.”
(2)	Mr. Todd served as President and Chief Executive Officer until July 8, 2004. He resigned from the Board of Directors on September 24, 2004.

Recognition and Retention Plan

The Ashe Federal Bank 1997 Recognition and Retention Plan (the “RRP”) was maintained to grant awards of restricted stock to officers and outside directors. All awards under the RRP have vested and no shares of AF Financial are currently reserved to the RRP for grants in the future.

Transactions with Certain Related Persons

The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. AF Bank makes loans to executive officers, directors and their affiliates that are no more favorable and in the ordinary course of business and that do not involve more than the normal risk of collectibility or present unfavorable features. AF Bank intends that any transactions in the future between AF Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to AF Bank than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of AF Bank not having any interest in the transaction.

Mr. Jimmy D. Reeves, Chairman of the Board of Directors of AF Financial Group and AF Bank, is a partner in the law firm of Vannoy & Reeves, PLLC which firm acts as counsel to AF Bank from time to time. The legal fees received by the law firm from professional services rendered to AF Bank during the year ended June 30, 2004 did not exceed five percent of the firm’s gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that AF Financial Group’s directors, executive officers, and any person holding more than ten percent of AF Financial Group’s common stock file with the SEC reports of ownership changes, and that such individuals furnish AF Financial Group with copies of the reports.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AF Financial Group believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee has appointed Dixon Hughes PLLC (“Dixon Hughes”) as our independent auditors for AF Financial Group for the fiscal year ending June 30, 2005, and we are asking shareholders to ratify the appointment. A representative of Dixon Hughes is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she so wishes, and will be available to respond to appropriate questions.

Dixon Hughes served as AF Financial Group’s independent auditors for the fiscal year ended June 30, 2004. Prior to that period, Larrowe & Company, PLC (“Larrowe”) served as the independent auditors of AF Financial Group. As of August 19, 2003, the Board of Directors of AF Financial Group declined to reappoint Larrowe as its independent auditors. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors of AF Financial Group.

During the fiscal year ended June 30, 2003 and subsequent interim periods, the financial statements of AF Financial Group did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended June 30, 2003, there were no disagreements with Larrowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Larrowe’s satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement.

The Board of Directors unanimously recommends a vote “For” the ratification of the appointment of Dixon Hughes PLLC, as independent auditors for AF Financial Group.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

Under the proxy solicitation regulations of the SEC, if you wish to submit proposals to be included in our proxy statement for the 2005 Annual Meeting of Shareholders, we must receive them by June 2, 2005, pursuant to the proxy soliciting regulations of the SEC.

SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

/s/ Melanie Paisley Miller
Melanie Paisley Miller
Acting Chief Executive Officer
Secretary, Treasurer and Chief Financial Officer

West Jefferson, North Carolina

October 8, 2004

To assure that your shares are represented at the Annual Meeting, PLEASE complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

AF FINANCIAL GROUP

This Proxy is solicited on behalf of the Board of Directors of AF Financial Group for the Annual Meeting of Shareholders to be held on November 1, 2004.

The undersigned shareholder of AF Financial Group hereby appoints Jan R. Caddell and Donald R. Moore, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of AF Financial Group held of record by the undersigned on September 17, 2004, at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 6:00 p.m., local time, on November 1, 2004, or at any adjournment thereof, upon the matters described in the accompanying Notice of the 2004 Annual Meeting of Shareholders and Proxy Statement, dated October 1, 2004, and upon such other matters as may Shareholders and Proxy Statement, dated October 1, 2004, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

AF FINANCIAL GROUP

November 1, 2004

Please date, sign and mail

Your proxy card in the

envelope provided as soon

as possible

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of three directors for terms of three years each:			FOR	AGAINST	ABSTAIN
	NOMINEES:	2. Ratification of the appointment of Dixon Hughes PLLC as independent auditors of AF Financial Group for the fiscal year ended June 30, 2005.	☐	☐	☐

☐ FOR ALL NOMINEES	m Jimmy D. Reeves

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Jerry L. Roten

☐ FOR ALL EXCEPT (See instructions below)	m Michael M. Sherman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Shareholder ___________________	Date: ______________	Signature of Shareholder ______________________		Date: ___________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.